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EXHIBIT 23.1

[PRICEWATERHOUSECOOPERS LETTERHEAD]

Consent of Independent Auditors

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 27, 2003 relating to the consolidated financial statements, which appears in Apex Silver Mines Limited Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
February 12, 2004

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  EXHIBIT 23.1